THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE
            --------------------------------------------------------
           UNIFORM ARBITRATION ACT, S.C. CODE ANN.  15-48-10, ET SEQ.
           ----------------------------------------------------------
                        (LAW CO-OP. 1976 AND SUPP. 1997).
                        ---------------------------------

                          MASTER COIN MACHINE AGREEMENT

     THIS MASTER COIN MACHINE AGREEMENT (this "Agreement") is made and entered into effective as of the 9th day of November, 1998, by and between Gold Strike, Inc., a South Carolina corporation (the "Company"), American Bingo & Gaming Corp., a Delaware corporation ("ABG"), Mims & Dye Enterprises, LLC, a South Carolina limited liability company (the "Operator"), and Michael W. Mims ("Mims") and Danny C. Dye ("Dye"), individually, as to Sections 9 and 20 only.

     WHEREAS, the Company and the Operator desire to enter into a contract through which the Company will supply the Operator with video gaming machines ("Machines") to be used at the locations identified on Exhibit A attached hereto (the "Existing Locations") and at additional locations operated by the Operator for which the Company and the Operator shall mutually agree to have the Company supply Machines (the "Future Locations", with the Existing Locations and the
Future  Locations  referred  to  collectively  as  the  "Locations");

     NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, ABG and the Operator, intending to be legally bound, agree as follows:

1.     Exclusive  Right.  The  Company  shall  have the exclusive right to place
       -----------------
Machines in the Existing Locations, and any Future Locations as the Company and the Operator may mutually agree, during the term of this Agreement and any extension or renewal hereof, at the rates set forth in Section 2 below. During the term of this Agreement and any extensions or renewals thereof, no other person, firm or corporation, including the Operator, shall have the right to operate, install, store, use or exhibit, in any manner, Machines upon any of the
     Locations  at  which  the  Company  is  supplying  Machines.

2.     Consideration.  The Company shall receive 30% of the total gross revenues
       --------------
     after payouts of winnings on all Machines in the Existing Locations, whether such Machines are owned, leased or otherwise maintained in such locations. The Company shall receive 30%, or such different percentage as the Company and the Operator shall mutually agree, of the total gross revenues after payouts of winnings on all Machines in the Future Locations, whether such Machines are owned, leased or otherwise maintained in such locations. The Operator shall be responsible for collecting all revenue generated by the Machines and shall remit to the Company its share of the total gross revenues on each Machine no less frequently than once every week when the Company's representative visits each Location. The Operator shall be responsible for all costs related to the operation of each Location.

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
3.     Term.  The  term  of this Agreement shall be for three years.  At the end
       -----
of the three-year term, the Company and the Operator may extend this Agreement on terms mutually agreeable to all parties if such parties can reach agreement on the terms of the extension at least ninety days before the end of the three-year term.

4.     Machine  Licenses.  The  Company  shall  be responsible for obtaining all
       ------------------
machine licenses necessary to operate the Machines at the Locations. The Operator shall reimburse the Company for 50% of the cost of all machine licenses for all Machines provided to the Operator during the term of this Agreement by paying $20 per week per Machine. This weekly charge for machine licenses shall be paid to the Company on a weekly basis when the Company's representative visits each Location. The weekly charge for the licenses is subject to increase or decrease at any time as the cost of such licenses is adjusted by the applicable state regulatory agency. In the event the Operator and the Company mutually agree for the Company to maintain additional machine licenses for which there are no Machines provided to the Operator under this Agreement, the Operator shall pay to the Company $40 per week for each such license, or such higher amount as shall be calculated based upon the cost of such license when amortized on a weekly basis. This weekly charge for such additional licenses shall be paid to the Company on a weekly basis and the Company's representative shall pick-up the money from the Operator's corporate headquarters every Monday.

5.     Machine  Payouts.  The payouts for all Machines operated pursuant to this
       -----------------
Agreement shall be set at no less than 92% and no more than 97%. The Operator shall not set the payouts outside of this range without obtaining the prior written consent of the Company. For these purposes, the payout percentage shall be  calculated  by  dividing the total winnings by the total play revenues.

6.     Business  of  Operator.
       -----------------------

     a. The Operator shall obtain and maintain all necessary business licenses and other licenses required to operate the Locations; provided, however, the Company shall obtain and maintain the necessary machine licenses as set forth in
Section 4 above.

     b. The Operator, ABG and the Company shall maintain proper, timely and accurate books and records of all activities undertaken pursuant to this Agreement as required by law or otherwise. Each party shall provide such information to any other party as requested by such other party in order for such other party to maintain proper, timely and accurate books and records of all activities undertaken pursuant to this Agreement.

     c. The Operator shall operate its business and each of the Locations, and ABG and the Company shall conduct their respective businesses related to providing Machines hereunder, in compliance with all applicable laws, regulations, rules and ordinances. The Operator shall not permit any violations of any laws, regulations, rules or ordinances to occur on any of the Locations which result from actions of the Operator. In addition, the Operator

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
shall take all actions which are reasonable and customary for the Operator's business to prevent any violations of any laws, regulations, rules or ordinances to occur on any of the Locations which result from actions of any third party.

     d. The Operator acknowledges and agrees that the Locations shall only be used to conduct a video gaming business. The Operator shall not maintain, permit or allow any action, product or service at any of the Locations which would be counter to the positive image of the Company or an impairment to the licensing of any operations of the Company or any subsidiary or affiliate in any jurisdiction or venue.

     e. The Operator shall notify the Company, and ABG or the Company shall notify the Operator, in writing within 24 hours after obtaining any knowledge that the notifying party is not, or allegedly is not, in compliance with any of the terms of this Section, unless such notice is prohibited by applicable laws or regulations.

7.     Machines.  All  Machines  placed at any of the Locations shall remain the
       ---------
sole and exclusive property of the Company and neither the Operator nor any third party shall have any right or claim to any Machine. All Machines so placed at any Location shall bear the name of the Company and shall state thereon that said Machines are the sole property of the Company. The Operator shall take all actions which are reasonable and customary for the Operator's business in an effort to protect and safeguard the Machines, not only from theft and damage but also from any lien, encumbrance or other attachment. The Operator is also responsible for directing and supervising its employees, agents and other representatives in a way that is reasonable and customary for the Operator's business in an effort to protect the Machines from being cheated, robbed or damaged, and the Operator shall pay the Company for any such loss or damage caused by the Operator's failure to so direct and supervise its employees, agents or other representatives.

8.     Repair  and  Maintenance  of  Machines.  The Operator shall have the full
       --------------------------------------
responsibility for taking all action which is reasonable and customary for the Operator's business to maintain and repair the Machines during the term of this Agreement, and shall at all times keep each Machine in good repair and working order; provided, however, the Operator shall not be responsible for repairing or replacing Machines that are damaged or destroyed by fire, flood, vandalism or some other catastrophic event unless the damage or destruction resulted from or involved the negligence or willful, wanton, reckless or intentional conduct of the Operator or an employee, agent or other representative of the Operator. The Company shall be responsible for providing all parts which may be necessary to repair or maintain any Machine, with all used parts returned to the Company; provided, however, the Company shall not be responsible for providing parts due to damage to a Machine that resulted from or involved the negligence or willful, wanton, reckless or intentional conduct of the Operator or an employee, agent or other representative of the Operator.

9.     Cage  Cash.  At  the  time  of  execution  of this Agreement, the Company
       ----------
loaned to the Operator "cage cash" at the Existing Locations which in the aggregate totalled $70,000. The total amount of such "cage cash" loaned to the Operator is evidenced by an unsecured promissory note (the "Note") which accrues interest at the prime interest rate (as quoted in the Wall Street Journal)
                                                       -------------------
plus 2% per annum. The principal and interest on the Note is due in full six months after the date of this Agreement, without notice. The Note may be prepaid at any time without penalties. The Note is personally guaranteed by Michael W. Mims and Danny C. Dye, jointly and severally.

10.     Leases  and  Subleases.
        ----------------------

     a. Effective as of the date of execution of this Agreement, the Operator subleased from ABG or a subsidiary of ABG those Existing Locations which are leased by ABG or a subsidiary of ABG as noted on Exhibit B attached hereto. The terms and conditions of the subleases are comparable to the terms of the lease agreements for such properties; provided, however, the monthly rents for the subleases are as follows: (i) for the Charleston area locations identified as Gold Strike/Lucky I, Ponderosa and Beacon I, the monthly rent is equal to $100 multiplied by the number of Machines operated at the respective location during the month, but in no event less than the number of Machines operated at the respective location on the date of execution of this Agreement, which monthly rent per Machine shall increase at each anniversary date of the respective sublease by the consumer price index for the applicable region for the prior twelve-month period plus one percent; and (ii) for the Augusta area locations identified as Lucky 4, Double 7/Wild Cherry and Golden Palace, the monthly rent is equal to the monthly rent set forth in the underlying lease agreement for each such location. The Operator hereby agrees that it will not take any action, or fail to take any action, which in any way may jeopardize the effectiveness of any of the leases underlying these subleases. In addition, ABG and the Company each agree that they will take all reasonable efforts to obtain the necessary consents required for these respective locations to be subleased to the Operator under the existing underlying leases, and to maintain and preserve the leases underlying these subleases. Upon termination of the lease underlying a sublease, it is understood that the respective sublease will also terminate and that accordingly this Agreement will terminate with respect to that respective Existing Location.

     b. Effective as of the date of execution of this Agreement, the Operator leased from ABG or a subsidiary of ABG the Existing Location at 1470 Charleston Highway in West Columbia, South Carolina. The Operator and ABG or its subsidiary, as applicable, entered into a lease agreement for this location. The monthly rent for this lease is equal to $100 multiplied by the number of Machines operated at the location during the month, but in no event less than the number of Machines operated at the location on the date of execution of this Agreement, which monthly rent per Machine shall increase at each anniversary date of the lease by the consumer price index for the applicable region for the prior twelve-month period plus one percent.

     c. The Operator is also leasing from the Company the furniture, fixtures and equipment, excluding the Machines and the machine licenses (the "Personal Property"), at the respective Locations as of the date of execution of this Agreement. For the six locations which are subleased by the Operator, as noted in Section 10.a. above, and the one location which is leased by the Operator, as noted in Section 10.b. above, the Personal Property being leased is listed on an

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
exhibit attached to the respective subleases and lease. For the Southern Sport location in North Augusta, the Personal Property being leased is set forth on Exhibit C attached hereto. The Operator is responsible for all maintenance, service and repairs that are reasonable and customary for the Operator's business to keep the Personal Property in good repair and working order, ordinary wear and tear excepted, during the term of this Agreement, including but not limited to replacing any Personal Property that is destroyed or damaged such that it cannot be repaired. The Operator is also responsible for paying taxes and maintaining insurance on the Personal Property during the term of this Agreement. The Operator acknowledges and agrees that it is receiving the Personal Property "as is" and that the Company and ABG are not providing any representations or warranties regarding the condition of the Personal Property or the performance of such Personal Property during the term of this Agreement. In addition, the parties expressly agree that the Company and ABG will not be liable or responsible for any defects or deficiencies related to the Personal Property.

     d. The Operator shall reimburse ABG, or its respective subsidiary, for the cost of utilities at each leased and subleased Location, as set forth in each respective sublease agreement and lease agreement.

     e. All monthly lease and sublease payments by the Operator shall be received by ABG no later than the first day of the respective month without notice. With respect to the Operator's payment of its pro rata share of fire insurance and real estate taxes for certain Locations where applicable, the Company shall provide the Operator with notice of the Operator's pro rata amount of such expenses and the due date for such payment to the Company.

     f. The lease and all of the subleases shall immediately terminate upon termination of this Agreement.

11.     Employee  Nonsolicitation.  The  Operator agrees that during the term of
        --------------------------
this Agreement and for six months after the termination of this Agreement the Operator and its subsidiaries and affiliates will not, directly or indirectly, without the Company's prior written consent, employ or solicit the employment of any person who is employed by ABG or any subsidiary or affiliate of ABG while such person is employed by ABG and/or its subsidiaries or affiliates, and for a period of six months after such person has terminated employment with, or has been terminated from employment with, ABG and/or any of its subsidiaries or affiliates.

12.     Escrow.  Upon  execution  of  this  Agreement,  the  shareholders of the
        ------
Operator provided the Company with shares of ABG common stock equal to $200,000 based on the closing price of the stock on the business day prior to the date of execution of this Agreement, which stock shall be held in escrow during the term of this Agreement. In addition, 2% of the total gross revenues after payouts of winnings on all Machines in the Existing Locations to be paid to the Company during the first twelve months of this Agreement shall also be held in escrow during the term of this Agreement. The purpose of this escrow is to provide security to the Company and ABG for any liabilities of the Operator for which a third party could reasonably be expected to seek to recover from ABG or the Company ("Liabilities"), and as a means to compensate the Company and ABG in the event there is a deficiency or penalty relating to any Machine supplied to the Operator pursuant to this Agreement issued by any regulatory or enforcement authority as a result of the action or failure to act of the Operator which deficiency or penalty could reasonably be expected to, or actually does, result in a fine or penalty, the revocation or termination of the license for such Machine, or the seizure of such Machine ("Deficiencies"). The Company or ABG may pay such fines and penalties directly out of the escrowed funds in the event any such fine or penalty of the Operator is not paid timely by the Operator, unless the Operator has diligently protested such fine or penalty in good faith. Upon termination of this Agreement, an audit or review of the Operator shall be performed and an audit or review report (the "Report") issued within sixty days after the date of termination of this Agreement. If, the audit or review reveals that there are no outstanding Liabilities or Deficiencies, the remaining shares of ABG common stock held in escrow shall be returned to the registered owners of such stock and the remaining cash balance held in escrow shall be returned to the Operator not later than the close of business on the fifth business day following the issuance of the Report; provided, however, if ABG's Chief Executive Officer believes such action should be approved by ABG's Board of Directors, the cash and stock shall be returned as soon as ABG's Board can meet or otherwise take action to approve the return of the cash and stock. However, if such audit or review reveals that there are any such Liabilities or Deficiencies, then the Company may continue to hold in escrow an amount of stock and cash sufficient to provide for such Liabilities and Deficiencies. In the event the value of the cash and stock held in escrow exceeds the estimated liability for such Liabilities and Deficiencies, then the Company shall first release stock from escrow and then cash from escrow to reduce the value in escrow to approximate the estimated liability for such Liabilities and Deficiencies. To the extent additional Liabilities or Deficiencies are identified after the completion of the audit or review, sufficient cash and/or stock shall be retained in the escrow to provide for such additional Liabilities and Deficiencies. The escrow shall be decreased from time to time as Liabilities and/or Deficiencies are resolved, but only to the extent that the escrow exceeds the remaining identified Liabilities and Deficiencies. The escrow shall be maintained until such time as all identified Liabilities and Deficiencies are resolved. Regardless of the existence of the escrow, the Operator shall remain liable for all such Liabilities and Deficiencies.

13.     Inspection  of Records and Locations.  The Operator shall make available
        -------------------------------------
to the Company, or its designated representatives, all records and information necessary for the Company to audit and confirm the amount of the proceeds paid to the Company pursuant to the terms of this Agreement. In addition, the Company, or its designated representatives, shall have the right to enter any of the Locations at any time to inspect the Machines or read the video game meters.

14.     License  to Use Trade Name.  The Company hereby grants to the Operator a
        ---------------------------
license to use the trade name "Gold Strike" during the term of this Agreement at all of the Locations, to the extent the Company has any rights to the use of such trade name. By granting this license, the Company is not providing any sort of assurance or representation that it actually has any right to use such trade name. This license does not grant the Operator any right to use any other corporate name of ABG, the Company or any of their subsidiaries or affiliates and the Operator is expressly prohibited from using the corporate names of ABG

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
or any of its subsidiaries or affiliates or in any way implying that any of such entities are in any way involved in the ownership, management or operation of any of the Locations.

15.     Insurance.  The  Operator  shall  maintain  insurance,  as  the  primary
        ---------
insured party, in connection with the operation of its business at the Locations which is reasonable and customary for such business, including, but not limited to, fire and casualty insurance, commercial property insurance, commercial general liability insurance, and workers' compensation insurance. The Company and ABG shall be additional named insured parties under such insurance policies.

16.     Relationship  of the Parties.  Nothing contained in this Agreement shall
        -----------------------------
be deemed to constitute a relationship of agency, joint venture, partnership or any other relationship between the parties other than that specified. The Operator certifies that it is not a party to, nor does it have a covenant or restriction with, any other party in connection with any coin machine agreement, lease and/or service agreement which may conflict with the Operator's obligations and duties under this Agreement, and the Operator will not enter into any such restrictive agreement without the prior written consent of the Company.

17.     Breach  by  Operator.
        ---------------------

     a. In the event the  Operator  breaches  (i) the  exclusivity  provision of
Section 1 of this Agreement by placing the Machine of another supplier in any Location in which the Company's Machines are placed pursuant to this Agreement, or (ii) the access to Machines provision of Section 13 of this Agreement by refusing to grant the Company or its employees, agents or other representatives access to any Machine during normal business hours, or (iii) its obligations to pay money to the Company or ABG pursuant to this Agreement by making any such payment more than three days late, then the Company shall provide the Operator with notice of such breach. If there are two or more breaches of the type set forth in (i) above during the term of this Agreement, or eleven or more breaches of the type set forth in (ii) above during any twelve-month period, or five or more breaches of the type set forth in (iii) above during any twelve-month period, then in addition to any other remedy which may exist at law or in equity, the Company and ABG may elect to terminate this Agreement in whole, or partially terminate this Agreement by terminating it only with respect to the Location to which the breach relates, terminate the related subleases and leases and remove the Machines from all of the Locations, or only the Location with respect to which this Agreement is terminated in part, without interference from the Operator and shall be entitled to damages of a sum equal to the cost of the unexpired portion of the license on each such Machine, plus the Company's portion of the average weekly total gross revenue after payouts of winnings for each such Machine multiplied by the number of weeks that each such Machine is out of service as a result of such termination, in whole or in part, of this Agreement; provided, however, in the event the Company and ABG elect to terminate this Agreement in whole, such damages shall be limited to the damages related to the Location or Locations at which the breach occurred. The average weekly total gross revenue after payouts of winnings for each Machine shall be calculated based upon the respective Machine's actual activity for the ten week period prior to such breach. The parties acknowledge and agree that a surprise inspection of the Machines at a time other than during normal business hours at which the Company is unable to access the Machines will not be deemed a breach under (ii) above; provided, however, the Operator must take all reasonable efforts to comply with the Company's requests to grant the Company access to the Machines.

     b. If the Operator breaches any other obligation under this Agreement, the Operator shall have 15 days to cure such breach following written notice of such breach; provided, however, that if the breach cannot be cured with due diligence within such 15-day period but the Operator commences to cure such breach within such period, the time within which to cure the breach shall be extended for such period as may be necessary to complete the curing of the same with all due diligence. If the Operator fails to cure its breach within the cure period, (i) the Company and ABG may take any action at law or in equity as may be necessary or desirable to enforce observance or performance of the obligation of the Operator under this Agreement and (ii) if the breach materially adversely affects the benefits to be received by the Company or ABG under this Agreement, the Company and ABG may terminate this Agreement in whole, or partially terminate this Agreement by terminating it only with respect to the Location to which the breach relates, upon giving written notice of termination to the Operator.

18.     Breach by Company or ABG.  If the Company or ABG breaches any obligation
        -------------------------
under this Agreement, the Company or ABG shall have 15 days to cure such breach following written notice of such breach; provided, however, that if the breach cannot be cured with due diligence within such 15-day period but the Company or ABG commences to cure such breach within such period, the time within which to cure the breach shall be extended for such period as may be necessary to complete the curing of the same with all due diligence. If the Company or ABG fails to cure its breach within the cure period, (i) the Operator may take any action at law or in equity as may be necessary or desirable to enforce observance or performance of the obligation of the Company and ABG under this Agreement and (ii) if the breach materially adversely affects the benefits to be received by the Operator under this Agreement, the Operator may partially terminate this Agreement by terminating it only with respect to the Location to which the breach relates upon giving written notice of termination to the Company and ABG.

19.     Indemnification.
        ----------------

     a. The Operator agrees to indemnify, defend and hold harmless the Company, ABG and all of their subsidiaries, affiliates, agents, employees, assigns and other related parties against any and all liabilities, claims, damages, losses, expenses, costs or actions, including but not limited to legal fees and expenses, which are incurred due to the Operator's negligence, action or inaction which results in a violation of any law, regulation, rule or ordinance or which otherwise is detrimental to the Company in connection with this Agreement. The indemnification provided by the Operator pursuant to this provision shall not exceed $300,000, subject to the following two exceptions:
(i) there shall be no limitation on the amount of the indemnification provided in the event such liabilities, claims, damages, losses, expenses, costs or actions, including but not limited to legal fees and expenses, are the result of any criminal charge or conviction involving Mims, Dye, or the Operator, or any of its employees, agents or other representatives; and (ii) in the event such liabilities, claims, damages, losses, expenses, costs or actions, including but not limited to legal fees and expenses, are the result of any willful, intentional action by Mims, Dye, or the Operator, or any of its employees, agents or other representatives, the indemnification provided hereunder shall be limited to $500,000 if such willful, intentional action occurred during the first twelve months of this Agreement and $400,000 if such willful, intentional action occurred during the second twelve months of this Agreement.

     b. The Company and ABG agree to indemnify, defend and hold harmless the Operator and all of its subsidiaries, affiliates, agents, employees, assigns and other related parties against any and all liabilities, claims, damages, losses, expenses, costs or actions, including but not limited to legal fees and expenses, which are incurred due to the Company's or ABG's negligence, action or inaction which results in a violation of any law, regulation, rule or ordinance or which otherwise is detrimental to the Operator in connection with this Agreement. The indemnification provided by the Company and ABG pursuant to this provision in the aggregate shall not exceed $300,000; provided, however, in the event such liabilities, claims, damages, losses, expenses, costs or actions, including but not limited to legal fees and expenses, are the result of any willful, intentional action by the Company or ABG, or any of their employees, agents or other representatives, the indemnification provided hereunder shall be limited to $500,000 if such willful, intentional action occurred during the first twelve months of this Agreement and $400,000 if such willful, intentional action occurred during the second twelve months of this Agreement.

     c. This Section 19 shall survive the termination of this Agreement.

20.     Noncompete.  The Operator, and its subsidiaries and affiliates, and Mims
        -----------
and Dye hereby agree to the following noncompete provisions:

     a. For a period of six months following the execution of this Agreement, such parties shall not engage in the video gaming business as it relates to route operations anywhere within South Carolina.

     b. For a period of five years following the execution of this Agreement, such parties shall not compete with any gaming route operation of the Company, ABG or any of their subsidiaries or affiliates by in any way attempting to place Machines in any route location at which Machines are being provided as of the date of this Agreement by the Company, ABG or any of their subsidiaries or affiliates.

     c. For a period of five years following the execution of this Agreement, such parties shall not engage in the business of operating, owning, managing, supervising, promoting, providing consulting services to, or otherwise participating in a bingo gaming facility in Alabama, Florida, Georgia, Kentucky,

Maryland, Mississippi, Montana, Nevada, New York, South Carolina, or Texas; provided, however, this shall not prohibit the Operator, Mims or Dye from operating a bingo gaming facility pursuant to a "Class C" bingo license, as that term is defined in Section 12-21-4020 of the South Carolina Code, issued by the State of South Carolina, or a comparable bingo license issued by any other jurisdiction.

     d. With respect to Mims, the provisions of this Section 20 shall not apply to businesses operated by Mims Amusement Company Partnership, Mims Amusement Operating Co., Palmetto State Distributing Company, Inc., or Universal Mortgage and Loan Co. (collectively, the "Mims Businesses"), provided that within the twelve month period immediately preceding the date of this Agreement Mims has had, and during the term of this noncompete Mims shall have, no role, directly or indirectly, in management or operations of any of the Mims Businesses, nor shall Mims receive any payment or distribution of any kind, as compensation or otherwise, from any such business other than dividends upon corporate stock which are strictly proportional to the percentage of stock owned by him, or distributions with respect to his capital accounts in partnerships which are strictly proportional to the percentage of his capital account ownership in any such partnership. However, if, due to the death or legal incapacity of Mims' father and the inability or refusal of Mims' brother to manage any of the Mims Businesses, Mims becomes active in managing one or more of the Mims Businesses, Mims agrees that for a period of five years following the execution of this Agreement the Mims Businesses in which Mims is active in management will not compete with the Company, ABG or any of their subsidiaries or affiliates by in any way attempting to place Machines in any route location at which Machines are being provided by the Company, ABG or any of their subsidiaries or affiliates, and the Company and ABG agree that for such five-year period the Company, ABG and their subsidiaries and affiliates will not compete with any of the Mims Businesses in which Mims is active in management by in any way attempting to place Machines in any route location at which Machines are being provided by any Mims Businesses in which Mims is active in management.

     e. The parties hereto expressly agree that the noncompete provisions of this Section 20 shall not apply to businesses operated by Edgefield Plaza Associates ("Edgefield") at the real property located at 1297 Martintown Road in Edgefield County, South Carolina, and in connection herewith Mims, as a general partner of Edgefield, hereby agrees that before Edgefield shall enter into leases for any of the twelve rooms for which Mims has authority and control for leasing at such real property, the Company shall have the first option to enter into a coin machine agreement with any such lessee whereby the Company shall supply the lessee with the Machines to be operated on such property, on terms to be agreed by the lessee and the Company. In addition, if Edgefield, or its subsidiaries or affiliates, intends to operate a video gaming business at any of the twelve rooms for which Mims has authority and control for leasing at such real property, the Company shall have the first option to enter into a coin machine agreement with Edgefield whereby the Company shall supply Edgefield with the Machines to be operated on such property, on terms to be agreed by Edgefield and the Company.

     f. ABG and Mims mutually agree to terminate Section 8 of the Employment Agreement dated September 24, 1997, as amended July 27, 1998, by and between ABG and Mims; provided, however, Section 8.1 of such Employment Agreement, and the other provisions of Section 8 of such Employment Agreement to the extent such other provisions are relevant to Section 8.1, shall survive this termination of
Section 8 of the Employment Agreement. The Company, ABG and Mims also mutually agree to terminate Article XI of the Agreement and Plan of Reorganization by and among such parties dated August 13, 1997.

     g. In the event of a breach by the Operator, or any of its subsidiaries or affiliates, or Mims or Dye of any provision of this Section 20, the Company and ABG shall have, in addition to any other remedies that they may have at law or under this Agreement, the right to a temporary restraining order, temporary injunction and permanent injunction restraining such person or entity from violating or continuing a violation of the terms of this Section. The Operator, Mims and Dye agree that in the event of such a breach, the amount of damages would be difficult or impossible to determine, and as a result, in the event of a breach by them they agree to a bond in the amount to be determined by a court of competent jurisdiction.

     h.  Should any court of  competent  jurisdiction  hold any  portion of this
Section 20 to be unenforceable in whole or in part, such court shall be authorized and requested to sever the offending provision from this Section, and to reform this Section so as to comply as closely as possible with the intentions of the parties as stated herein, so that it will be enforceable by injunction.

     i. This Section 20 shall survive the termination of this Agreement.

21.     Impacts  of  Judicial, Legislative or Regulatory Actions.  If during the
        ---------------------------------------------------------
term of this Agreement the South Carolina legislature enacts legislation or the South Carolina Supreme Court definitively (after all applicable appeals) issues a ruling and as a result of such legislation or ruling (a) game rooms of the nature operated by the Operator become illegal, and the Operator cannot reasonably modify its operations to bring its operations into compliance with the legal requirements, thereby resulting in the Operator being forced to discontinue its operations or (b) the primary and substantial portion of the revenue from any Location must come from non-video poker operations thereby making it impossible or unreasonable for the Operator to modify its operations to bring its operations into compliance with the legal requirements, then the Operator or ABG and the Company may terminate this Agreement upon notice to the other party. Likewise, if during the twelve-month period preceding each July 1 during the term of this Agreement, beginning July 1, 1999, there is a change in the tax rate on revenues from video gaming operations or other rules or regulations governing video gaming activities that materially impacts the profitability to the Operator or to ABG and the Company of operating their respective businesses pursuant to this Agreement, the party whose profitability is so impacted may terminate this Agreement by giving notice to the other party not later than July 10 of such year, which notice shall include a detailed statement of the reasons and support for such termination.

22.     Binding  Effect.  This  Agreement shall be binding upon and inure to the
        ----------------
benefit  of  the  parties  hereto  and  their respective successors and assigns.

23.     Assignment.  This  Agreement and the rights and duties hereunder are not
        -----------
assignable or transferable by the Operator without the prior written consent of the Company and ABG, which consent will not be granted unless, among other things, such assignee is determined, in the sole discretion of the Company and ABG, to be qualified as to experience and character. This Agreement and the rights and duties hereunder are freely assignable by the Company and ABG.

24.     Waiver.  Any  failure on the part of any party hereto to comply with any
        -------
of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

25.     Entire Agreement.  This Agreement constitutes the entire agreement among
        -----------------
the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

26.     Severability.  In  the event that any provision of this Agreement or any
        -------------
word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

27.     Notices.  All  notices,  requests,  demands  and  other  communications
        --------
hereunder shall be in writing and shall be delivered by hand with a signed receipt, by registered or certified mail, return receipt requested, postage prepaid, by a recognized overnight courier, or by facsimile transmission with the original sent by mail on that same day, addressed as follows:

          If  to  the  Company  or  ABG:

               American  Bingo  &  Gaming  Corp.
               1440  Charleston  Highway
               West  Columbia,  SC  29169
               Attention:  Chief  Executive  Officer

               and  to:

               Nelson  Mullins  Riley  &  Scarborough,  L.L.P.
               1330  Lady  Street,  Third  Floor,  Keenan  Building
               P.  O.  Box  11070  (29211)
               Columbia,  SC  29201
               Attention:  Daniel  J.  Fritze,  Esq.

          If  to  the  Operator:

               Mims  &  Dye  Enterprises,  LLC
               2605-C  Seminole  Road
               Columbia,  SC  29210
               Attention:  Mr.  Michael  W.  Mims

               and  to:

               McNair  Law  Firm,  P.A.
               P.  O.  Box  11390
               Columbia,  SC  29201
               Attention:  John  W.  Currie,  Esq.

     If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, courier or facsimile, the date on which such notice, request, instruction or document is received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in writing in accordance with this Section.

28.     Governing  Law.  This  Agreement  shall  be governed by and construed in
        ---------------
accordance with the laws of the State of South Carolina, without regard to choice of law principles.

29.     Counterparts.  This  Agreement  may  be  executed  in  two  or  more
        -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

30.     Arbitration.  Except  to the extent preempted by the Federal Arbitration
        ------------
Act,  9  U.S.C.  1  et  seq. (1970), any claim or controversy arising out of, or
                    --  ---
relating to, any provision of this Agreement or the breach thereof shall, upon written demand of any party, be settled by a panel of three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association to the extent consistent with the laws of the State of South Carolina and the Uniform Arbitration Act, S.C. Code 15-48-10, et seq.,
                                                                        -- ---
(Law. Co-Op. 1976, as amended). Judgment rendered by the arbitrators may be entered in the appropriate Court in Richland County, South Carolina, having jurisdiction thereof. Arbitration shall be held in the County of Richland, State of South Carolina.

     IN WITNESS WHEREOF, the parties hereto have caused this Master Coin Machine Agreement to be executed as of the date first above written.

                                   GOLD  STRIKE,  INC.

                                   By: /s/ George  M.  Harrison,  Jr.
                                           --------------------------
                                   Name:   George  M.  Harrison,  Jr.
                                           --------------------------
                                   Title:  VP
                                           --------------------------

                                   AMERICAN  BINGO  &  GAMING  CORP.

                                   By: /s/ George  M.  Harrison,  Jr.
                                           --------------------------
                                   Name:   George  M.  Harrison,  Jr.
                                           --------------------------
                                   Title:  VP
                                           --------------------------

                                   MIMS  &  DYE  ENTERPRISES,  LLC

                                   By: /s/ Michael  W.  Mims
                                           --------------------------
                                   Name:   Michael  Mims
                                           --------------------------
                                   Title:  Member
                                           --------------------------



                                   /s/  Michael  W.  Mims
                                        -----------------------------
                                        Michael  Mims
                                        -----------------------------
                                        As to Sections 9 and 20 Only


                                   /s/  Danny  C.  Dye
                                        -----------------------------
                                        Danny  C.  Dye
                                        As to Sections 9 and 20 Only

                                    EXHIBIT A
                               EXISTING LOCATIONS


Charleston  Area:
----------------

     Gold  Strike/Lucky  I
     Ponderosa
     Beacon  I


North  Augusta  Area:
--------------------

     Double  7/Wild  Cherry
     Golden  Palace
     Lucky  4
     Southern  Sport


Columbia  Area:
--------------

     Charleston  Highway

                                    EXHIBIT B
                         LEASED AND SUBLEASED LOCATIONS



Charleston  Area:
----------------

     Gold  Strike/Lucky  I  -  subleased
     Ponderosa  -  subleased
     Beacon  I  -subleased


North  Augusta  Area:
--------------------

     Double  7/Wild  Cherry  -  subleased
     Golden  Palace  -  subleased
     Lucky  4  -  subleased


Columbia  Area:
--------------

     Charleston  Highway  -leased

                                    EXHIBIT C
                  PERSONAL PROPERTY FOR SOUTHERN SPORT LOCATION



5  Bar  stools
2  Regular  chairs
1  Table
2  Calculators
2  Cameras
1  VCR
1  Monitor
9  Wastebaskets
1  Time  clock
1  Coffee  pot
1  Microwave